Exhibit 99.1

Omega Protein Announces First Quarter 2017 Financial Results

HOUSTON, TX – May 8, 2017 – Omega Protein Corporation (NYSE:OME), a nutritional product company and a leading integrated provider of specialty oils and specialty protein products, today reported financial results for the first quarter ended March 31, 2017.

First Quarter 2017 Highlights

●	Revenues: $73.6 million, compared to $84.8 million in the same period a year ago
●	Gross profit margin: 27.4%, compared to 29.3% in the same period a year ago
●	Net income: $6.1 million, or $6.0 million on an adjusted basis, compared to $8.4 million, or $9.1 million on an adjusted basis, in the same period a year ago
●	Earnings per diluted share: $0.27, or $0.26 on an adjusted basis, compared to $0.37, or $0.40 on an adjusted basis, in the same period a year ago
●	Adjusted EBITDA: $15.2 million, compared to $20.4 million in the same period a year ago

“We are pleased with our start to 2017 across our animal and human nutrition business segments,” commented Bret Scholtes, Omega Protein’s President and Chief Executive Officer. “While recent global quota announcements are likely to put some pressure on fish meal and fish oil pricing in the second half of 2017, demand from the aquaculture and pet industries presently remains strong. As a result, we believe that our products, supply chain and customer relationships will continue to position us favorably in the global nutrition marketplace. Additionally, the solid consolidated financial results and operating cash flows we have experienced in recent years have enabled us to make strategic investments to increase our operating efficiencies, support our future growth and further enhance value for shareholders.”

First Quarter 2017 Results

The Company’s revenues decreased 13% from $84.8 million in the same period last year to $73.6 million, due to decreases of $10.2 million and $1.0 million in animal nutrition and human nutrition revenues, respectively. The decrease in animal nutrition revenues was primarily due to decreased sales volumes of 55% and 10% for the Company’s fish oil and fish meal, respectively, partially offset by a 30% increase in fish oil sales prices; fish meal prices were relatively flat. The decreases in fish oil and fish meal sales volumes were primarily due to the timing of contracts and a lower level of beginning inventory. The increase in fish oil sales prices was primarily due to a change in the product mix of higher priced refined and lower priced crude oils. The decrease in human nutrition revenues was due primarily to lower sales of specialty oils. The composition of revenues by nutritional product line for the first quarter of 2017 was 42% fish meal, 12% fish oil and 46% dietary supplements.

First quarter of 2017 revenues decreased 13% from $84.6 million in the fourth quarter of 2016 to $73.6 million. This decrease was due to a $13.1 million decrease in animal nutrition revenues, partially offset by a $2.1 million increase in human nutrition revenues. The decrease in animal nutrition revenues was due to decreased sales volumes of 58% and 17% for fish oil and fish meal, respectively, partially offset by a product mix-driven 27% increase in fish oil sales prices and a 2% increase in fish meal prices. The increase in human nutrition revenues was primarily a result of increased specialty oil sales.

The Company reported gross profit of $20.2 million, or 27.4% as a percentage of revenues, for the first quarter of 2017, versus $24.8 million, or 29.3% as a percentage of revenues, in the first quarter of 2016. The decrease in gross profit as a percentage of revenues was due to a decrease in the animal nutrition segment, partially offset by an increase in the human nutrition segment. Animal nutrition gross profit as a percentage of revenues decreased from 40.7% to 35.4%, due primarily to an increase in the cost per unit of sales as a result of lower fish catch and production in 2016 compared to 2015. Human nutrition gross profit as a percentage of revenues increased from 12.6% to 18.0% primarily due to increased gross profit as a percentage of revenues for specialty oils.

Compared to the fourth quarter of 2016, the first quarter of 2017 gross profit decreased from $22.6 million to $20.2 million, and as a percentage of revenues, first quarter 2017 gross profit increased from 26.8% to 27.4% . The increase in gross profit as a percentage of revenues was due to increases in both the animal and human nutrition segments. Animal nutrition gross profit as a percentage of revenues increased from 33.6% to 35.4%, due primarily to a cost of sales adjustment related to prior period sales in the fourth quarter of 2016. Human nutrition gross profit as a percentage of revenues increased from 15.3% to 18.0% primarily as a result of increased gross profit as a percentage of revenues for protein products.

Selling, general and administrative expense, including research and development expense (“SG&A”), for the first quarter of 2017 increased to $10.8 million compared to $9.6 million in the first quarter of 2016, primarily due to increased legal and other professional expenses. SG&A decreased from $12.3 million in the fourth quarter of 2016, due primarily to reduced labor and Bioriginal Food & Science acquisition-related expenses.

Loss of foreign currency related to Bioriginal Food & Science was $0.9 million for the first quarter of 2017 compared to $1.4 million in the first quarter of 2016 and $0.6 million in the fourth quarter of 2016.

Net income for the first quarter of 2017 was $6.1 million ($0.27 per diluted share) compared to $8.4 million ($0.37 per diluted share) in the same period last year and $4.3 million ($0.19 per diluted share) in the fourth quarter of 2016. Excluding adjustments for certain items, adjusted net income for the first quarter of 2017 was $6.0 million ($0.26 per diluted share), compared to $9.1 million ($0.40 per diluted share) in the same period last year and $6.8 million ($0.30 per diluted share) for the fourth quarter of 2016.

Adjusted EBITDA totaled $15.2 million for the first quarter of 2017, compared to $20.4 million for the same period last year and $16.8 million for the fourth quarter of 2016.

Balance Sheet

Cash decreased $13.8 million from $37.4 million on December 31, 2016 to $23.6 million on March 31, 2017. Total debt increased $0.3 million from $1.1 million on December 31, 2016 to $1.4 million on March 31, 2017. Stockholders' equity increased $4.5 million to $341.2 million as of March 31, 2017 compared to $336.7 million as of December 31, 2016.

Conference Call Information

Omega Protein will host a conference call on its first quarter financial 2017 results at 8:30 a.m. Eastern Time on Tuesday, May 9, 2017. The Company’s senior management team will be available to discuss recent financial results and current business trends as well as respond to questions.

Please dial (877) 407-3982 in North America or (201) 493-6780 internationally to join the call. Interested parties may also listen to the webcast live over the Internet under the “Investor Relations” section at www.omegaprotein.com.

A webcast replay of the conference call will be available beginning shortly after the conclusion of the call at www.omegaprotein.com and will be available for 30 days. A telephonic playback will be available from 11:30 a.m. ET, May 9, 2017, through March 23, 2017. Participants can dial (844) 512-2921 in North America, and international listeners may dial (412) 317-6671. The password is 13658206.

About Omega Protein Corporation

Omega Protein Corporation (NYSE: OME) is a century old nutritional product company that develops, produces and delivers healthy products throughout the world to improve the nutritional integrity of foods, dietary supplements and animal feeds. Omega Protein's mission is to help people lead healthier lives with better nutrition through sustainably sourced ingredients such as highly-refined specialty oils, specialty protein products and nutraceuticals.

The Company operates seven manufacturing facilities located in the United States, Canada and Europe. The Company also operates more than 30 vessels to harvest menhaden, a fish abundantly found in the Atlantic Ocean and Gulf of Mexico.

For More Information

Visit Omega Protein at www.omegaprotein.com, follow us on Twitter at https://twitter.com/omegaprotein, or find us on LinkedIn at https://www.linkedin.com/company/omega-protein-inc.

Forward-Looking Statements

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS: The statements contained in this press release that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Forward-looking information may be based on projections, predictions and estimates. Some statements in this press release may be forward-looking and use words like “may,” “may not,” “believes,” “do not believe,” “expects,” “do not expect,” “anticipates,” “do not anticipate,” “see,” “do not see,” “should,” or other similar expressions. The actual results of future events described in any of these forward-looking statements could differ materially from those stated in the forward-looking statements. Important factors that could cause actual results to be materially different from those forward-looking statements include, among others: (1) the Company’s ability to meet its raw material requirements through its annual menhaden harvest, which is subject to fluctuations due to natural conditions over which the Company has no control, such as varying fish population, fish oil yields, adverse weather conditions, natural and other disasters and disease; (2) the impact of laws and regulations that may be enacted that may restrict the Company’s operations or the sale of the Company’s products or increase the cost of compliance; (3) the impact of worldwide supply and demand relationships on prices for the Company’s products including the impact of higher quotas globally on fish meal and oil prices; (4) the Company’s expectations regarding demand and pricing for its products proving to be incorrect, and the effect of forward sales of products on the Company’s financial results; (5) fluctuations in the Company’s quarterly operating results due to the seasonality of the Company’s business, estimates of standard cost for inventory and subsequent adjustments to such costs, and the Company’s deferral of inventory sales based on worldwide prices for competing products; (6) the Company’s ability to realize the anticipated benefits from its acquisitions in the human nutrition business, and specifically, to integrate successfully its acquisitions in the human nutrition segment; (7) the Company’s expectations regarding its human nutrition segment, its future prospects and the dietary supplement market or the human health and wellness segment generally; (8) increase in the price and shortage of key raw materials that could adversely affect the Company’s human nutrition business segment; (9) the cost of compliance or potential restrictions on sales caused by laws and regulations regarding fish meal or oil importation into foreign jurisdictions; (10) the impact of any resolution of a Department of Justice False Claims Act inquiry and a Securities and Exchange Commission whistleblower inquiry on the Company’s business, reputation, results of operations and financial condition; (11) the Company’s expectations regarding the suspension of its previously announced stock repurchase program and the duration of that suspension, on the ability of the Company to purchase shares of its common stock under that repurchase program, if it is resumed; (12) the Company’s expectations regarding the ASMFC’s 2017 harvest quota decision, including timing and allocations among ASMFC member states and user groups; (13) the ability or willingness of the Company to make further dividend payments under its previously announced quarterly dividend program, and the anticipated level of those payments; (14) the impact of the Company’s previous announcement of the Company’s review of strategic alternatives of its human nutrition segment, as well as any strategic transaction that may be pursued as a result of such review, including on its financial and operating results, or its employees, suppliers and customers, as well as the uncertainty associated with being able to identify, evaluate and complete any strategic alternative; (15) the impact of the Company’s inability to utilize any H2B visa workers on the Company’s 2017 Gulf of Mexico fishing season; and (16) the impact of pending class action litigation recently filed against the Company on the Company’s business, reputation, results of operations and financial condition. Other factors are described in further detail in the Company’s filings with the Securities and Exchange Commission, including its reports on Form 10-K, Form 10-Q and Form 8-K. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking information whether as a result of new information, future events or otherwise.

Contact:
Investor Relations
(713) 623-0060
hq@omegahouston.com

OMEGA PROTEIN CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except par value amounts)

	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$23,586	$37,412
Receivables, net	39,550	38,796
Inventories, net	109,411	108,711
Prepaid expenses and other current assets	4,146	4,707
Total current assets	176,693	189,626
Property, plant and equipment, net	195,475	188,624
Goodwill	26,417	26,347
Other intangible assets, net	17,035	17,504
Other assets, net	4,742	5,764
Total assets	$420,362	$427,865

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current maturities of long-term debt	$1,439	$1,097
Accounts payable	14,573	17,099
Accrued liabilities	25,877	37,928
Total current liabilities	41,889	56,124
Deferred tax liability, net	29,019	25,678
Pension liabilities, net	5,597	5,659
Other long-term liabilities	2,627	3,717
Total liabilities	79,132	91,178

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 10,000,000 authorized shares; none issued	—	—
Common Stock, $0.01 par value; 80,000,000 authorized shares; 22,629,052 and 22,579,626 shares issued and 22,440,733 and 22,411,695 shares outstanding at March 31, 2017 and December 31, 2016, respectively	223	223
Capital in excess of par value	156,307	155,761
Retained earnings	197,109	192,150
Treasury stock, at cost – 188,319 and 167,931 shares at March 31, 2017 and December 31, 2016, respectively	(3,385)	(2,894)
Accumulated other comprehensive loss	(9,024)	(8,553)
Total stockholders’ equity	341,230	336,687
Total liabilities and stockholders’ equity	$420,362	$427,865

OMEGA PROTEIN CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2017	2016
Revenues	$73,569	$84,843
Cost of sales	53,378	60,024
Gross profit	20,191	24,819

Selling, general, and administrative expense	10,251	8,933
Research and development expense	523	636
Loss related to plant closures	—	642
Gain on disposal of assets	(385)	(35)
Operating income	9,802	14,643
Interest expense	(81)	(145)
Loss on foreign currency	(888)	(1,431)
Other expense, net	(50)	(79)
Income before income taxes	8,783	12,988

Provision for income taxes	2,703	4,608
Net income	6,080	8,380

Other comprehensive income (loss):
Foreign currency translation adjustment net of tax expense $41 and $390, respectively	77	725
Energy swap adjustment, net of tax benefit (expense) of $403 and ($64), respectively	(748)	118
Pension benefits adjustment, net of tax expense of $108 and $120, respectively	200	222
Comprehensive income	$5,609	$9,445
Basic earnings per share	$0.27	$0.38
Weighted average common shares outstanding	22,124	21,861
Diluted earnings per share	$0.27	$0.37
Weighted average common shares and potential common share equivalents outstanding	22,428	22,168
Dividends declared per common share outstanding	$0.05	$—

OMEGA PROTEIN CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in thousands)

	Three Months Ended
	March 31,
	2017	2016
Cash flows from operating activities:
Net income	$6,080	$8,380
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,529	6,216
Loss related to plant closures	—	613
Loss (gain) on disposal of assets	(385)	(35)
Provisions for losses on receivables	7	26
Share based compensation	467	472
Deferred income taxes	3,733	528
Unrealized loss on foreign currency fluctuations, net	888	1,431
Changes in assets and liabilities:
Receivables	(1,200)	(8,384)
Inventories	(631)	10,429
Prepaid expenses and other current assets	(144)	1,707
Other assets	284	(374)
Accounts payable	(3,049)	(5,770)
Accrued liabilities	(10,958)	(3,818)
Pension liability, net	138	80
Other long term liabilities	(1,197)	(719)
Net cash provided by operating activities	562	10,782
Cash flows from investing activities:
Capital expenditures	(13,855)	(9,704)
Proceeds from disposition of assets	676	35
Net cash used in investing activities	(13,179)	(9,669)
Cash flows from financing activities:
Dividends paid	(1,121)	—
Principal payments of long-term debt	—	(5,500)
Proceeds from long-term debt	324	5,232
Treasury stock repurchase	(491)	(358)
Proceeds from equity compensation transactions	79	—
Excess tax benefit of equity compensation transactions	—	211
Net cash used in financing activities	(1,209)	(415)
Net (decrease) increase in cash and cash equivalents	(13,826)	698
Translation effect on cash	—	23
Cash and cash equivalents at beginning of year	37,412	661
Cash and cash equivalents at end of period	$23,586	$1,382

The tables below present information about reported segments for three months ended March 31, 2017 and 2016 (in thousands):

2017	Animal Nutrition	Human Nutrition	Unallocated	Total
Revenue (1)	$39,941	$33,628	$—	$73,569
Cost of sales	25,803	27,575	—	53,378
Gross profit	14,138	6,053	—	20,191
Selling, general and administrative expenses (including research and development)	555	3,656	6,563	10,774
(Gain) loss on disposal of assets	(396)	11	—	(385)
Operating income (loss)	$13,979	$2,386	$(6,563)	$9,802
Depreciation and amortization	$5,056	$1,236	$237	$6,529
Identifiable assets	$252,012	$137,768	$30,582	$420,362
Capital expenditures	$13,820	$35	$—	$13,855

2016	Animal Nutrition	Human Nutrition	Unallocated	Total
Revenue (2)	$50,195	$34,648	$—	$84,843
Cost of sales	29,749	30,275	—	60,024
Gross profit	20,446	4,373	—	24,819
Selling, general and administrative expenses (including research and development)	486	4,136	4,947	9,569
Loss related to plant closures	37	605	—	642
Loss on disposal of assets	(35)	—	—	(35)
Operating income (loss)	$19,958	$(368)	$(4,947)	$14,643
Depreciation and amortization	$4,670	$1,354	$192	$6,216
Identifiable assets	$243,639	$156,770	$5,962	$406,371
Capital expenditures	$8,462	$1,075	$167	$9,704

(1) Excludes revenue from internal customers of $0.4 million for fish oil that was transferred from the animal nutrition segment to the human nutrition segment at cost.

(2) Excludes revenue from internal customers of $0.1 million for fish oil that was transferred from the animal nutrition segment to the human nutrition segment at cost.

Net Income to Adjusted EBITDA Reconciliation

The following table (in thousands) provides a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA, a non-GAAP (Generally Accepted Accounting Principles) financial measure, for the three months ended March 31, 2017, December 31, 2016 and March 31, 2016:

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Net Income	$6,080	$4,311	$8,380
Reconciling items:
Interest expense	22	(24)	86
Income tax provision	2,703	2,928	4,608
Depreciation and amortization (1)	6,529	6,516	6,216
Impairment of goodwill and other intangible assets (2)	—	512	—
Charges related to U.S. Attorney investigation (3)	—	1,474	—
(Gain) loss related to plant closures (1)	—	(22)	642
Acquisition post-closing consideration (2)	228	739	546
(Gain) loss on disposal of assets (1)	(385)	414	(35)
Adjusted EBITDA	$15,177	$16,848	$20,443

(1) See segment disclosures for allocation among segments.

(2) Relates to human nutrition segment.

(3) Relates to animal nutrition segment.

Adjusted EBITDA represents net income before interest expense, income tax, depreciation and amortization, impairment of goodwill and other intangible assets, charges related to U.S. Attorney investigation, (gain) loss related to plant closures, acquisition post-closing consideration and (gain) loss on disposal of assets. The Company has reported Adjusted EBITDA because it believes Adjusted EBITDA is a measure commonly reported and widely used by investors as an indicator of a Company's performance of its ongoing operations. The Company believes Adjusted EBITDA assists such investors in comparing a company's performance of its ongoing operations on a consistent basis. Adjusted EBITDA is not a calculation based on GAAP and should not be considered an alternative to net income in measuring our performance or used as an exclusive measure of cash flow because it does not consider the impact of working capital changes, capital expenditures, debt principal reductions and other sources and uses of cash which are disclosed in our consolidated statements of cash flows. Investors should carefully consider the specific items included in our computation of Adjusted EBITDA. While Adjusted EBITDA has been disclosed herein to permit a more complete comparative analysis of our operating performance relative to other companies, investors should be cautioned that Adjusted EBITDA as reported by us may not be comparable in all instances to Adjusted EBITDA as reported by us or by other companies. Adjusted EBITDA amounts may not be fully available for management's discretionary use, due to certain requirements to conserve funds for capital expenditures, debt service and other commitments, and therefore management relies primarily on our GAAP results. Adjusted EBITDA is not intended to represent net income as defined by GAAP and such information should not be considered as an alternative to net income, cash flow from operations or any other measure of performance prescribed by GAAP in the United States.

Net Income to Adjusted Net Income and Diluted Earnings Per Share Reconciliation

The following table (in thousands, except per share amounts) provides a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Income and Diluted Earnings Per Share, non-GAAP (Generally Accepted Accounting Principles) financial measures, for the three months ended March 31, 2017, December 31, 2016 and March 31, 2016:

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Net Income	$6,080	$4,311	$8,380
Reconciling items:
Income tax provision prior to adjustments	2,703	2,928	4,608
Impairment of goodwill and other intangible assets	—	512	—
Charges related to U.S. Attorney investigation	—	1,474	—
(Gain) loss related to plant closures	—	(22)	642
Acquisition post-closing consideration	228	739	546
(Gain) loss on disposal of assets	(385)	414	(35)
Adjusted income before income taxes	8,626	10,356	14,141
Provision for income taxes after adjustments	2,655	3,604	5,020
Adjusted net income	$5,971	$6,752	$9,121
Diluted earnings per share	$0.27	$0.19	$0.37
Adjusted diluted earnings per share	$0.26	$0.30	$0.40

Adjusted net income and Adjusted diluted earnings per share represent net income and diluted earnings per share without impairment of goodwill and other intangible assets, charges related to U.S. Attorney investigation, (gain) loss related to plant closures, acquisition post-closing consideration and (gain) loss on disposal of assets. Income tax expense associated with these items is adjusted on a year-to-date basis, as applicable. The charges related to U.S. Attorney investigation in 2016 include fines and penalties that are not deductible for income taxes, which increases the effective tax rate reflected in net income. For Adjusted net income and Adjusted diluted earnings per share, the effective tax rate is therefore lower as a result of adding back the charges related to U.S. Attorney investigation. The Company has reported Adjusted net income and Adjusted diluted earnings per share because it believes these measures are widely used by investors as an indicator of a Company’s performance of its ongoing operations. The Company believes Adjusted net income and Adjusted diluted earnings per share assist investors in comparing a company's performance of its ongoing operations on a consistent basis. Adjusted net income and Adjusted diluted earnings per share are not calculations based on GAAP and should not be considered alternatives to net income or diluted earnings per share in measuring our performance. Investors should carefully consider the specific items included in our computation of Adjusted net income and Adjusted diluted earnings per share. While Adjusted net income and Adjusted diluted earnings per share have been disclosed herein to permit a more complete comparative analysis of our operating performance across time periods and relative to other companies, investors should be cautioned that these measures as reported by us may not be comparable in all instances to Adjusted net income and Adjusted diluted earnings per share as reported by us or by other companies. Adjusted net income and Adjusted diluted earnings per share are not intended to represent net income or diluted earnings per share as defined by GAAP and such information should not be considered as an alternative to net income, diluted earnings per share or any other measure of performance prescribed by GAAP in the United States.

Human Nutrition Segment Financial Information Reconciliation

The following table (in thousands) provides a breakdown of the total Human Nutrition Segment revenue, cost of sales and gross profit among concentrated menhaden oil products and tolling, dairy protein products and other products for the three months ended March 31, 2017:

Three Months Ended March 31, 2017	Total Human Nutrition Segment	Concentrated Menhaden Oil Products and Tolling	Segment Less Concentrated Menhaden Oil Products and Tolling	Dairy Protein Products	Other Products from Human Nutrition Segment
Revenue	$33,628	$647	$32,981	$4,491	$28,490
Cost of sales	27,575	496	27,079	4,264	22,815
Gross profit	$6,053	$151	$5,902	$227	$5,675
Gross profit margin	18.0%	23.3%	17.9%	5.1%	19.9%

The Company has provided a breakdown of total Human Nutrition Segment revenue, cost of sales and gross profit among concentrated menhaden oil products, dairy protein products and other human nutrition products because it believes such a breakdown will provide investors with additional useful detail on the performance of the Human Nutrition Segment.